Exhibit 10.30

PERFORMANCE SHARE UNIT AWARD AGREEMENT

[                                          ]

800 West Madison Street
Chicago, IL 60607

Re:           MB Financial Inc. Grant of Performance Share Units

Dear [          ]:

MB Financial, Inc. (the “Company”) is pleased to advise you that, pursuant to the Company’s Second Amended and Restated Omnibus Incentive Plan (the “Plan”), the Company’s Organization and Compensation Committee has approved the issuance of performance share units to you as set forth below (each a “PSU” and collectively, the “PSUs”).  This award of PSUs is intended to Qualified Performance-Based Compensation within the meaning of Section 162(m) of the Code and Article 11 of the Plan.

Each PSU earned under this Agreement is equivalent in value to one share of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), and will entitle you to receive from the Company at the times set forth in this Agreement one share of Common Stock, together with any dividend equivalents (as defined below) with respect thereto.  Each PSU is subject to the terms and conditions set forth herein and in the Plan. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Plan.

Grant Date:	[ ]
Target Number of PSUs:	[ ]
Performance Period, Vesting Date and Number of PSUs that may be earned and vested:
The number of PSUs earned and the Performance Period, vesting and payment dates thereof shall be determined in accordance with Exhibit A attached hereto, the provisions of which are incorporated into this Agreement as if set forth herein.

Dividend Equivalents:
The PSUs will accumulate dividend equivalents. The dividend equivalents shall equal the dividends actually paid with respect to Company Common Stock during the period while (and to the extent) the PSUs remain outstanding and unpaid. The dividend equivalents shall accumulate, without interest, and be paid in cash at the time shares of Common Stock are paid with respect to any Earned PSUs, or shall be forfeited at the time the PSUs are forfeited. For purposes of determining the amount of dividends accumulated and to be paid with respect any PSUs that become payable, the PSUs which are payable will be considered to have been outstanding from the Grant Date.

PSU-1

1. Conformity with Plan.  The grant of PSUs is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

2. Rights of Participants; Effect of Certain Events.  Nothing in this Agreement shall limit the right of the Company or any Subsidiary to terminate your employment, or otherwise impose upon the Company or any Subsidiary any obligation to employ or accept services from you.  The effect of a Change in Control or of termination of your employment upon the Award shall be determined as set forth on Exhibit A attached hereto.

3. Adjustments for Changes in Capitalization of the Company.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split up, share combination or other change in the corporate structure of the Company affecting the shares of the Company’s Common Stock, such adjustment shall be made in the number of PSUs and/or the number and class of shares of Common Stock payable with respect to the PSUs subject to this Agreement, as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights, provided that the number of PSUs and shares covered by this Agreement shall always be a whole number and the average closing price shall be rounded to the nearest whole cent.

4.   Withholding Tax.  The Company shall withhold from any payment or distribution made under this Agreement shares of Common Stock with a Fair Market Value sufficient to satisfy any applicable income, employment or other taxes required by law to be withheld.  The Company shall have the right to deduct from all dividends equivalents paid the amount of any taxes which the Company is required to withhold at the time such amounts are paid to you.

PSU-2

5. Regulatory, Recoupment and Holding Period Requirements.  You acknowledge and agree that this Award and your receipt of any shares of Common Stock hereunder is subject to (a) the provisions of Section 20.2 of the Plan, including possible reduction, cancellation, forfeiture or recoupment (clawback), delayed payment or holding period requirements, upon the occurrence of events set forth in Section 20.2 of the Plan, and (b) any policies which the Company may adopt in furtherance of any Regulatory Requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

6. Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

7. Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

8. Electronic Signature.  All references to signatures and delivery of documents in this Agreement may be satisfied by procedures the Company has established or may establish from time to time for an electronic system for execution and delivery of any such documents, including this Agreement.  Your electronic signature, including, without limitation, “click-through” acceptance of this Agreement through a website maintained by or on behalf of the Company, is the same as, and shall have the same force and effect as, your manual signature.  Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services relating to this Agreement.

9. Entire Agreement.  This Agreement, including Exhibit A hereto, and the terms of the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to this award of PSUs.

****

PSU-3

SIGNATURE PAGE TO PERFORMANCE SHARE UNIT AWARD AGREEMENT

Please execute the extra copy of this Agreement in the space below and return it to the Vice President and Chief Financial Officer at MB Financial, Inc. to confirm your understanding and acceptance of the agreements contained in this Agreement, including Exhibit A hereto.

Very truly yours,

MB FINANCIAL, INC.

Jill E. York
Vice President and Chief Financial Officer

Enclosure:                      1.           Extra copy of this Agreement, including Exhibit A

The undersigned hereby acknowledges having read this Agreement, including Exhibit A hereto and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of [   ]

                             [                              ]

PSU-4

Exhibit A to Performance Share Unit Award Agreement

TSR-Based Performance Measure

References herein to “Agreement” shall mean the Performance Share Unit Award Agreement, inclusive of this Exhibit A, to “Award” shall mean the Performance Award evidenced by the Agreement and references to “Grantee” shall mean you.

1.           TSR-Based Performance Measure:

(a)           Performance Measure and Performance Goal:  The Performance Measure applicable to this Award is Total Shareholder Return or TSR (as defined below) and the Performance Goal is relative Total Shareholder Return or TSR (as defined below) for the Performance Period.

(b)           Certification of Achievement Relative to Performance Goal:   Following the end of the Performance Period, the Company’s Organization and Compensation Committee will certify the level of the Performance Goal achieved.  Performance at or above the threshold level will result in PSUs becoming earned (“Earned PSUs”).  Earned PSUs will vest as set forth below.  PSUs will be forfeited and cancelled in full if the Company’s performance during the Performance Period does not meet or exceed the threshold percentile rank of the Performance Goal. To the extent the Earned PSUs are less than the target number of PSUs, such excess PSUs shall be forfeited and cancelled.  The certification of the level of the Performance Goal achieved and the corresponding number of PSUs earned shall occur no later than 15 days after the end of the Performance Period.

(c)           Vesting Date for Earned PSUs:  Subject to Section 5 below, 100% of the Earned PSUs will vest on [     ], provided that Grantee is then serving as an employee of the Company or any Subsidiary .

(d)           Payment of Shares for Earned and Vested:  The Company will issue shares and pay dividend equivalents to Grantee with respect to any Earned PSUs not later than 30 days following the date such Earned PSUs become vested.

2.           Additional Definitions.

        (a)           “Comparison Group” means the companies listed on Appendix 1 to this Exhibit A, as may be adjusted as described below.

        (b)           “Performance Period” means the [   ] period commencing [     ] and ending [     ].

(c)           “Total Shareholder Return” or “TSR” means total shareholder return as applied to the Company or any company in the Comparison Group, meaning stock price appreciation from the beginning to the end of the Performance Period, plus dividends and distributions made or declared (assuming such dividends or distributions are reinvested in the common stock of the Company or any company in the Comparison Group) during the Performance Period, expressed as a percentage return.  Except as modified in Section 5(b), for purposes of computing TSR, the stock price at the beginning of the Performance Period will be the average price of a share of common stock over the 20 trading days ending on [     ], the last trading day prior to the beginning of the Performance Period, and the stock price at the end of the Performance Period will be the average price of a share of common stock over the 20 trading days ending on [     ], the last trading day of the Performance Period, adjusted for changes in capital structure;  provided, however, that if a company:  (i) files for bankruptcy, reorganization, or liquidation under any chapter of the U.S. Bankruptcy Code;  (ii) is the subject of an involuntary bankruptcy proceeding that is not dismissed within 30 days;  (iii) is the subject of a stockholder approved plan of liquidation or dissolution; or (iv) ceases to conduct substantial business operations, then the TSR for that company will be negative one hundred percent (-100%) .

3.           Calculation. For purposes of the Award and this Exhibit A, the number of PSUs earned will be calculated as follows:

FIRST:  For the Company and for each other company in the Comparison Group, determine the TSR for the Performance Period.

SECOND:  Rank the TSR values determined in the first step from low to high (with the company having the lowest TSR being ranked number 1, the company with the second lowest TSR ranked number 2, and so on) and determine the Company’s percentile rank based upon its position in the list by dividing the Company’s position (minus 1) by the total number of companies (including the Company) in the Comparison Group (minus 1) and rounding the quotient to the nearest hundredth. For example, if the Company were ranked 32 on the list out of 47 companies (including the Company), its percentile rank would be 67.39% (32-1/47-1).

THIRD:  Plot the percentile rank for the Company determined in the second step into the appropriate band in the left-hand column of the table below and determine the number of PSUs earned as a percent of target, which is the figure in the right-hand column of the table below corresponding to that percentile rank. Use linear interpolation between points in the table below to determine the percentile rank and the corresponding share funding if the Company’s percentile rank is between 25% and 75% but not exactly one of the percentile ranks listed in the left-hand column.  For example, if the Company’s percentile rank is 67.39%, then 152.17% of the target number of PSUs would be earned.

percentile rank	% target PSUs earned
<25% or below	0%
25%	25%
50%	100%
75% or above	175%

4.           Rules. The following rules apply to the computation of the number of PSUs earned:

(a)           No Guaranteed Payout: The minimum number of PSUs which may be earned is zero and the maximum number of PSUs which may be earned is 175% of target. There is no minimum number of PSUs or other consideration that will be paid out, and no PSUs will be earned if the percentile rank is less than the 25th percentile in the Performance Period.

(b)           Effect of Specified Corporate Change on Comparison Group:  Companies shall be removed from the Comparison Group if they undergo a Specified Corporate Change. A company that is removed from the Comparison Group before the end of a Performance Period will not be included at all in the computation of the number of PSUs earned for that Performance Period. A company in the Comparison Group will be deemed to have undergone a “Specified Corporate Change” if it:

(1)	ceases to be a domestically domiciled publicly traded company on a national stock exchange or market system, unless such cessation of such listing is due to a low stock price or low trading volume; or

(2)	has gone private; or

(3)	has reincorporated in a foreign (e.g., non-U.S.) jurisdiction, regardless of whether it is a reporting company in that or another jurisdiction; or

(4)	has been acquired by another company (whether by another company in the Comparison Group or otherwise, but not including internal reorganizations), or has sold all or substantially all of its assets.

The Company shall rely on press releases, public filings, website postings, and other reasonably reliable information available regarding a company in the Comparison Group in making a determination that a Specified Corporate Change has occurred.

5.           Effect of Certain Events.  The following provisions will apply in the event of the termination of employment or the occurrence of a Change in Control prior to the end of the Performance Period or completion of the vesting period.

            (a)           Termination of Employment Prior to a Change in Control.

       (i)           Termination for Any Reason Other Than Due to a Qualifying Termination:  In the event Grantee’s employment with the Company terminates for any reason other than a Qualifying Termination, this Award shall terminate, all outstanding unearned or Earned, but unvested, PSUs will be forfeited and cancelled and no additional amounts shall become payable under this Award as of the date of such employment termination.

       (ii)           Termination Due to Qualifying Termination:  In the event Grantee’s employment with the Company terminates due to Grantee’s Qualifying Termination prior to the end of the Performance Period, this Award shall not terminate and PSUs may become Earned and vested at the end of the Performance Period.  The number of PSUs which shall become Earned and vested shall be equal to the percentage of the target number of PSUs earned (as certified by the Committee following the end of the Performance Period, or if earlier, the date of a Change in Control) as if the Grantee’s employment had not terminated.  Shares and dividend equivalents underlying such vested PSUs shall be distributed following the Performance Period at such time as distributions are made with respect to other Earned PSUs.

           (b)           Effect of Change in Control.  In the event of a Change in Control (as defined in the Plan), the number of PSUs earned shall be calculated and certified by the  Committee, and such PSUs shall become earned, vested and payable as follows.

First:           If the Performance Period has not been completed, there shall be determined the number of PSUs that would be earned if the Performance Period was the period which began on [     ] and ended on the date which is five trading days prior to the date of the Change in Control.  The Company TSR for purposes of this calculation shall be determined using the per share value of the common stock as of the date of the Change in Control instead of a 20 trading day average ending on the last day of the Performance Period. The Committee shall determine and certify the number of Earned PSUs in accordance with Sections 1(b) and 3 above.

Second:  The shares and dividend equivalents underlying such Earned PSUs shall remain unvested and shall continue to vest and be distributed in accordance with the original vesting schedule set forth in Section 1(c) above.  If Grantee’s employment terminates following the Change in Control in circumstances constituting a Qualifying Termination, all Earned but unvested PSUs shall vest in full and the shares and dividend equivalents underlying such PSUs shall, subject to Section 20.3 of the Plan relating to compliance with Section 409A, be distributed as promptly as practicable and in no event later than 30 days following such termination of employment.  If Grantee incurred a Qualifying Termination prior to the Change in Control, then, for purposes of the preceding sentence, Grantee will be treated as if such Qualifying Termination occurred immediately after the Change in Control.

           (c)   Definition of Qualifying Termination:  For purposes of this Section 5, termination of employment due to death, Disability, involuntary termination without Cause (including voluntary termination under circumstances constituting an involuntary termination or a resignation for good reason under an employment, severance or other agreement applicable to Grantee), a Pre Age 65 Service Retirement (as defined below), a Retirement (as defined below), a Post Age 65 Service Retirement (as defined below), or a termination upon or after a Change in Control resulting in severance benefits becoming payable to the Grantee shall be a “Qualifying Termination”.

For purposes of determining whether certain terminations of employment constitute a Qualifying Termination, the following provisions shall apply:

    (i)           If the Grantee’s employment is voluntarily or involuntarily terminated other than for Cause or death prior to age 65 and the Grantee’s age plus years of service is equal to or greater than ninety (90), then the termination is considered to be a “Pre-Age 65 Service Retirement.”

    (ii)           If the Grantee’s employment is voluntarily or involuntarily terminated other than for Cause or death on or after age 65 and the Grantee’s age plus years of service is less than ninety (90), then the termination is considered to be a “Retirement.”

    (iii)           If the Grantee’s employment is voluntarily or involuntarily terminated other than for Cause or death on or after age 65 and the Grantee’s age plus years of service is equal to or greater than ninety (90), then the termination is considered to be a “Post-Age 65 Service Retirement.”

To the extent the terms of any employment, severance or other agreement to which the Grantee is a party with the Company or any Subsidiary that is then in effect provide vesting rights with respect to the Shares in addition to those contained in this Section 5, such additional rights shall be deemed to be part of this Agreement and are incorporated herein by reference.

Appendix 1 to
Exhibit A to
Performance Share Unit Grant Agreement

Comparison Group

BKU	BankUnited Inc.
BOH	Bank of Hawaii Corp.
CFR	Cullen/Frost Bankers Inc.
CBSH	Commerce Bancshares Inc.
WABC	Westamerica Bancorp.
SBNY	Signature Bank
BOKF	BOK Financial Corp.
FULT	Fulton Financial Corp.
CBU	Community Bank System Inc.
OZRK	Bank of the Ozarks Inc.
UBSI	United Bankshares Inc.
IBKC	IBERIABANK Corp.
WTFC	Wintrust Financial Corp.
VLY	Valley National Bancorp
FRC	First Republic Bank
STSA	Sterling Financial Corp.
CYN	City National Corp.
FNB	F.N.B. Corp.
CVBF	CVB Financial Corp.
ONB	Old National Bancorp
UMBF	UMB Financial Corp.
NPBC	National Penn Bancshares Inc.
FMER	FirstMerit Corp.
PRK	Park National Corp.
ASBC	Associated Banc-Corp
CSE	CapitalSource Inc.
FFIN	First Financial Bankshares
PB	Prosperity Bancshares Inc.
TRMK	Trustmark Corp.
UMPQ	Umpqua Holdings Corp.
BXS	BancorpSouth Inc.
GBCI	Glacier Bancorp Inc.
TCBI	Texas Capital Bancshares Inc.
FNFG	First Niagara Finl Group
EWBC	East West Bancorp Inc.
TCB	TCF Financial Corp.
SUSQ	Susquehanna Bancshares Inc.
IBOC	International Bancshares Corp.
ZION	Zions Bancorp.
SIVB	SVB Financial Group
WBS	Webster Financial Corp.
CATY	Cathay General Bancorp
PVTB	PrivateBancorp Inc.
HBHC	Hancock Holding Co.
FHN	First Horizon National Corp.
SNV	Synovus Financial Corp.